ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel: 2851 7954
Fax: 2545 4086

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of QKL Stores, Inc. of our report dated March 23, 2009, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of QKL Stores, Inc. for the year ended December 31, 2008.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ ALBERT WONG & CO.
ALBERT WONG & CO.
Certified Public Accountants

Hong Kong
March 15, 2011